Exhibit 107
Calculation of Filing Fee Tables
Form S-4
Form Type
City Holding Company
(Exact Name of Registrant as Specified in is Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Common Stock, $2.50 par value per share	457(c)	668,398(1)	N/A	$10,527,269 (2)	0.00011020	$1,160.11(3)	____	____	____	____
Fees Previously Paid		____	____	____	____	____	____	____	____	____	____	____
Carry Forward Securities
	Total Offering Amounts							$1,160.11
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$1,160.11
(1)    Represents an estimate of the maximum number of shares of common stock, $2.50 par value per share, of Registrant based upon an estimate of (x) the maximum number of shares of common stock, no par value, of Citizens outstanding as of November 18, 2022 or issuable or expected to be exchanged in connection with the merger of Citizens with and into Registrant, collectively equal to 4,011,991, multiplied by (y) the exchange ratio of 0.1666 shares of Registrant’s common stock for each share of Citizens common stock.
(2)    Pursuant to Rule 457(c) and (f)(3) under the Securities Act, and estimated solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price was calculated as (A) the product of (i) $15.75, the average of the bid and ask prices of Citizens common stock as reported on The OTC Pink Open Market on November 18, 2022, and (ii) 668,398, the estimated maximum number of shares of common stock of Citizens that may be exchanged in the merger.
(3)    Calculated pursuant to Rule 457 under the Securities Act to be $1,160.11, which is equal to 0.00011020 multiplied by the proposed maximum aggregate offering price of shares of Registrant’s common stock of $10,527,269.